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                                                                    EXHIBIT 99.5


                              SALEM ARMS APARTMENTS
                                2243 ROSIER ROAD
                             AUGUSTA, GEORGIA 30906
                                 (706) 798-3243






                               PHYSICAL INSPECTION



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                              SALEM ARMS APARTMENTS

                           Property was built in 1971
                Date of Major Renovations: 1997 (wood and paint)
                              Number of Units: 136
         Number of Buildings: 25 apartment buildings with 2 independent free standing building
                             (Office and pump house)

                                                                               2

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ROOFS

The type roofing on this property consists of 220#, 3-tab composition shingles on a gable roof structure. The gable roof structure appears to be at a 6/12 pitch. The overall condition of the roofing is fair and several roofs will need to be addressed due to current condition. Property management advised that two buildings have serious problems with leaks due to roof condition. Roofing on several buildings is beginning to show evidence of curling and shingle deterioration. Buildings 5 and 7 have roofs that are beginning to sag, which is a sign of delaminated and deteriorated decking. Majority of the roofs on property will require some repair at this time. The roofs on property should have an approximate life expectancy of eight to ten years depending upon quality of repairs and weather conditions. Attached budget allows for replacement of damaged decking and problem roofs. Budget also addresses repairs as needed on the remaining roofs throughout property.

GUTTERS AND DOWNSPOUTS

This property is not equipped with any type of a gutter system. A complete gutter system is only located on building 22. The gutter system on building 22 is in average condition and will require some limited repairs. Gutters and downspouts will need to be installed throughout property to prevent washout and water damage to buildings. Budget addresses installation of commercial grade gutters and downspouts on buildings throughout property. Budget also allows for installation of splash blocks on all downspouts as needed.

HVAC

The heating for the individual units on this property is obtained through an electric heat strip system. The cooling is a split system with 2-ton units for the two and three bedroom units. All the upstairs individual units have a 2-1/2 ton unit for cooling. All condensing units are located on concrete pads next to the buildings. The interior air handler units are located in a utility closet in the individual units. Interior air handler units appear to be in average condition. There are outside disconnects on approximately 25% of the A/C units. Majority of the HVAC units are brand name "Lennox" with the remaining amount of units consisting of miscellaneous brands. The bulk of the A/C units are original to property and will require attention in the next 3-5 years due to age and wear. Property management advised that eight units were replaced last year due to age and general deterioration. Budget addresses installation of A/C outside disconnects and general repairs as needed.

PLUMBING

Main exterior, cold water lines are copper pipe as per maintenance supervisor. Main cold water lines are buried and not insulated. Maintenance supervisor stated that all the buildings on property have one exterior cold water gate shut-off per individual unit. The domestic water supply in each unit is obtained by copper pipe. The DWV system is all PVC plastic pipe. There is an average of three hose bibs per building for an approximate total of seventy-five throughout the property. Each unit is equipped with one 1/3 H.P. garbage disposal. Approximately 50% of the garbage disposals are brand name "ISE" and appear to be in average condition with no serious problems reported by management. The remaining garbage disposals are miscellaneous brand names. All individual units throughout property contain washer/dryer connections. Overall condition of the plumbing system appeared to be adequate with no major deficiencies reported by property management at time of inspection. Budget addresses general plumbing repair and maintenance.

                                                                               3

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HOT WATER

Hot water on this property is obtained through electric 40-gallon upright hot water heaters in approximately 50% of the individual units. All of the upright water heaters have been installed in the last three to five years and should continue to function properly for the next ten to twelve years. The remaining 50% of the individual units are equipped with an electric 30-gallon "low boy" hot water heater. Maintenance supervisor stated that all "low boy" water heater units are original to property. The original water heaters are beginning to have problems and will need to be addressed in the next one to three years depending upon maintenance and usage. Property manager stated that seven units were replaced this year. There were no major problems reported with the hot water system at time of inspection and hot water heaters appeared to be functioning adequately. Budget allows for routine maintenance and repair as needed throughout property.

ELECTRICAL

All apartment units are individual metered for electricity. Exterior wiring from transformer to meters is copper as per maintenance supervisor. Exterior wiring from meter to interior breaker panels is aluminum. Interior wiring from breaker panel to plugs is aluminum for all individual units. Interior electrical supply is from a 125 AMP GE breaker panel. There are no GFI circuits located in any of the individual units on property.

No problems were reported with the interior electrical systems and equipment, and there were no major deficiencies in the exterior electrical systems noted on inspection. There are twenty-four transformers on this property, which appear to be in average condition, with no leaks visible. Budget addresses installation of one GFI per individual unit and general repairs as needed.

                                                                               4

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                               EXTERIOR SURFACES

SIDING

The buildings on this property are standard wood framing with brick siding. Property management stated that building 7 had repairs performed to brick exterior a few years ago due to water entering individual units through foundation. Manager stated there has been no problems with building exterior surface since repairs. The brick siding throughout property is in average condition with no evidence of severe cracks or deterioration. The fascia and soffits throughout property consist of painted wood and appear to be in average condition with no evidence of rotten wood. Overall condition of building exterior surfaces is good and will require only general repairs at this time. Property management advised that problem wood and paint areas were addressed in 1997 renovation. Attached budget addresses general repairs and spot painting as needed throughout property.

STAIRWELLS

The exterior stairwells located on this property consist of metal stringers, treads and railing. The stairwells appear to be average condition. Stairwell on building 8 is unstable due to rust and poor mounting and will need to be addressed to prevent any liability problems in the near future. Stairwell on building 8 will need to be repaired, remounted and reset. The interior stairwells consist of wood stringers and treads with metal railing. The interior stairwells are covered with indoor/outdoor carpet and appear to be in good condition with no problems reported by property management. The exterior stairwell landings consist of lightweight concrete in metal pan with metal railing. The exterior stairwell landings on property also appear to be in average condition with the exception of building 8 stairwell landing, which is unstable and not properly mounted to building. The interior stairwell landings consist of lightweight concrete in metal pan with metal railing and appear to be in good condition. The overall condition of the stairwells and landings is good with the exception of building 8 stairwell and landing. Budget addresses extensive repair to building 8 stairwell and general repairs as needed to the remaining stairwells on property.

BALCONIES

There are no individual second story balconies located on this property. First floor patios are concrete slab on grade with wood fence enclosures on the buildings. Numerous patios throughout property have wood fences that are beginning to exhibit areas of wood deterioration related to rot, buckling and delamination. The patio fence enclosures throughout most of the property is either missing or in poor condition due to age and decay. Repairs in the form of wood fence replacement should address current condition. Budget addresses patio wood fence replacement and repair as needed throughout property.

FOUNDATIONS

All of the foundations for the buildings on this property consist of a grid style monolithic concrete slab with integral grade beams. There was no obvious foundation problems observed and no major deficiencies reported on this property at the time of inspection. However, a structural engineering report would be advised at this time to be positive there is no hidden damage, as not all foundation failures are visible from the building exterior.

                                                                               5

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CONCRETE SIDEWALKS

The concrete sidewalks on this property have a few elevation changes, which are trip hazards. Repairs, in the form of grinding the sidewalks and removing and replacing certain sections of concrete should address most problems related to the sidewalks. Budget addresses repairs to concrete sidewalks as needed.

DRIVES AND PARKING LOTS

The drives and parking lots on this property consist of asphalt. Drives and parking lots appear to be in good condition at this time. Property management advised that drives and parking lots had 1 1/2 inch asphalt overlay in 1997. Attached budget does not address drives and parking lots, as they appear to be in good condition at this time.

WINDOWS

The windows on this property are single paned, aluminum-framed windows. The windows are original to property and are beginning to show signs of wear around the seals. A few widows are beginning to show seal deterioration and will need to be addressed. Overall condition of the windows on this property is fair and will require some replacement due to age and deterioration. Attached budget addresses replacement and general repairs as needed.

EXTERIOR LIGHTING

The exterior lighting on this property is comprised of a few fixture types and styles. There are approximately seventy-two exterior lights throughout the property which, are maintained by property management. Approximately 50% of the exterior light fixtures are incandescent and will require conversion to fluorescent to reduce overall maintenance and electricity cost. There are sixteen security pole lights located throughout the property in miscellaneous areas. The security pole lights are installed and maintained by Jefferson Electric for a monthly fee. Security lighting appears to be insufficient and property management advised that there are several areas on property that will need to be addressed with security lighting. A lighting survey is recommended in the interest of safety and avoiding liability problems. Attached budget addresses conversion of exterior incandescent light fixtures to fluorescent and augmentation of security lighting as needed.

LANDSCAPING AND IRRIGATION

The landscaping on this property is in average condition. Property does not have a sprinkler system located on property. Numerous areas around property are in need of attention due to dry and bare condition. There are several shrubs and landscaping areas that are in poor condition and will need to be addressed. A few trees will have to be trimmed away from buildings to prevent problems in the future. There is one tree by building 25 that will need to be removed due to location and root system. Landscaping in the form of flower, scrub and sod installation will be needed to improve aesthetic condition of landscaping. Brick retaining wall on property exhibits evidence of severe cracking and is beginning to lean. Brick retaining wall will need to be addressed at this time to prevent further deterioration. Budget allows for repairs to brick retaining wall, tree trimming and removal. The budget also addresses flower, scrub and sod installation as needed.

DRAINAGE

On the date of inspection there were no areas with standing water on the property. However, there are a several areas where grading away from buildings and sidewalks will have to be addressed. There also are numerous areas on property where drainage problems will need to be addressed. Repairs in the form of fill dirt installation, proper grading and landscaping will help alleviate current condition. Additional drains or drain tile ("French drain") will need to be installed to help expedite drainage after heavy rains. Drainage away from the foundations appeared to be fair. Budget addresses installation of fill dirt and proper grading throughout property. Budget also allows for installation of drains throughout property as needed.

TERMITES

On the day of our inspection there was no evidence of termites or prior termite activity noted. Manager advised that there has been no recent termite activity. The property does not have an annual contract with a pest extermination service.

FENCING

This is not a limited access community. There is no perimeter fencing owned by property. Chain link fence in rear area of property is owned by neighboring property. Chain link fence in center area of property is in poor condition and will require repairs at this time. A public roadway, neighboring property and woods surround property on the perimeter. Attached budget allows for repairs to interior chain link fence.

PARKING

There are a total of 248 parking spaces on this property, of which none are covered parking. There are no spaces on property permanently reserved for the handicapped. There appears to be insufficient ADA access to the walkways and buildings from the parking lot. Striping in parking lots is in average condition and will not be addressed at this time. Attached budget allows for augmentation of ADA access to buildings and parking areas.

LIFE SUPPORT SYSTEMS

The two bedroom units are equipped with one battery-operated smoke detector. The three bedroom units are equipped with two battery-operated smoke detectors. No exterior fire alarms were noted at any (each) building. Property management stated that approximately 90% of the individual units have one fire extinguisher located in the utility closet or under kitchen sink. Attached budget allows for installation of one metal box 5lb. ABC fire extinguisher in the remaining 10% of the individual units and general service as needed.

There are three fire hydrants located on the property and no fire hydrants on the public roadway by the property, which could be used for an emergency.

                                                                               7

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                                    AMENITIES

SWIMMING POOL

There are two swimming pools on this property located by the office. The decking for both pools consists of concrete and appears to be in average condition at this time. The coping and "tile-work" for both pools appear to be in average condition and will not require attention at this time. Property management advised that coping and "tile-work" for the pools was addressed in 1997. The lining for both pools consists of "Gunite" and appears to be in fair condition. There appears to be some evidence of flaking on pool surface and will require some limited repairs at this time. Pool pumps and filter equipment appeared to be functioning poorly at time of inspection. Property management advised that pool pump and filter equipment is not functioning correctly and has been having problems. The pool fence consists of chain link and is in need of repairs due to bent and unstable condition. Attached budget addresses repairing pool lining and replacing pool equipment and fence.

HOT TUB

There is no hot tub located on this property.

TENNIS/BASKETBALL COURT

There are two courts on this property located by the pool. The courts appear to be in average condition with no obvious evidence of cracking and chipping on surface. The tennis/basketball court striping is beginning to fade and will require attention at this time. The tennis/basketball court equipment is in poor condition and will need to be addressed at this time. Attached budget addresses restriping of court surface and replacement of court equipment.

RACQUET BALL COURT

There is no racquet ball court on this property.

WEIGHT ROOM

There is no weight room on this property.

PLAYGROUND

There is one playground located on this property by building 19. The playground is sand based and has metal jungle gym equipment. A chain link fence on perimeter encloses playground. Chain link fence is in poor condition and will need to be repaired to prevent any future liability problems related to playground area. Attached budget addresses repairs to chain link fence and general repairs as needed.

                                                                               8

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SAND VOLLEYBALL

There is no sand volleyball court located on this property.

LAUNDRY ROOM

There is no laundry room located on this property.














This report is the opinion of the author. It is based principally on observations of the exterior of the building(s). No physical testing has been done. Concealed defects, if any, have not been analyzed. The author is not making any statements on the structural worthiness or integrity of the building(s); rather the author is merely expressing a general opinion on the type of repairs that may be needed based on generalized observations. No warranty, guarantee, or certification is given by this report. The attached pictures are representations of the property and should be independently evaluated by the recipient.

                                                                               9

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SALEM ARMS APARTMENTS
2243 Rosier Road

                                EXTERIOR BUDGET:

  ROOFING                        Extensive roof repair                           $  51,388.00

  GUTTERS & DOWNSPOUTS           Gutter system and splash block installation     $  70,026.00

  HVAC                           Add disconnects and general repair              $  10,950.00

  PLUMBING                       General repairs                                 $   1,895.00

  HOT WATER                      General repairs                                 $   1,115.00

  ELECTRICAL                     Add GFI'S and general repair                    $   9,253.00

  SIDING/TRIM/FACIA/SOFFIT       General repairs                                 $   3,750.00

  EXTERIOR PAINT                 Spot painting as needed after general repairs   $   2,550.00

  STAIRWELLS                     Replace building 8 stairwell & general repair   $   5,950.00

  BALCONIES                      Repair/replaced patio fence & general repair    $  11,880.00

  FOUNDATIONS                    Good                                            $       0.00

  SIDEWALKS                      Replacement and repair                          $   2,825.00

  DRIVES & PARKING LOT           Good                                            $       0.00

  WINDOWS                        General repairs                                 $   1,685.00

  EXTERIOR LIGHTING              Conversion and security augmentation            $   5,876.00

  LANDSCAPE & IRRIGATION         Tree trim/sod & shrub/retaining wall            $  68,950.00

  DRAINAGE                       Installation of drain, fill dirt & grade        $  10,875.00

  TERMITES                       Good                                            $       0.00

  FENCES                         Repair and replace                              $   2,800.00

  PARKING                        Add ADA access                                  $   3,800.00

  LIFE SUPPORT SYSTEMS           Add fire extinguishers and general service      $   3,030.00

  POOL                           Resurface lining, repair coping and tiles       $   9,800.00

  HOT TUB                        N/A                                             $       0.00

  TENNIS/BASKETBALL COURT        Restripe and new equipment                      $   6,800.00

  PLAYGROUND                     Repair fence and general maintenance            $   2,380.00

  LAUNDRY ROOM                   Good                                            $       0.00
  -------------------------------------------------------------------------------------------
  Total Budget:                                                                  $ 287,578.00
                                                                                 ============



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SALEM ARMS APARTMENTS
2243 ROSIER ROAD

                                    INVENTORY

MAINTENANCE SHOP (CONTINUED)
13) 1 TUB DRAIN WRENCH
14) 1 VACUUM CLEANER
15) 1 DISPOSAL WRENCH
16) 1 FAUCET SOCKET
17) 2 ELEMENT SOCKETS
18) 1 GLASS CUTTER (NEW)
19) 1 GLASS CUTTER (USED)
20) 3 SHOVELS
21) 2 RAKES
22) 2 POST HOLE DIGGERS
23) 1 PICK AXE
24) 1 SHOP VACUUM
25) 1 LEAF BLOWER
26) 1 GRILL
27) 1 KEY MACHINE

POOL PUMP ROOM

1) 1 LADDER
2) 1 METAL BRUSH
3) 1 VACUUM HOSE
4) 3 EXTENSION POLES (2 REGULAR & 1 TELESCOPIC)
5) 1 LEAF COLLECTOR
6) 1 VACUUM HEAD
7) 1 HOSE HANGER SET
8) 1 PRESSURE GAUGE

POOL AREA

1) 2 PICNIC TABLES
2) 12 LOUNGE CHAIRS
3) 1 UMBRELLA
4) 1 DONUT LIFE PRESERVER
5) 1 LIFE HOOK



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SALEM ARMS APARTMENTS
2243 ROSIER ROAD

                                    INVENTORY

OFFICE

1) 1 DESK
2) 1 DESK CHAIR
3) 2 GUEST CHAIRS
4) 1 BOOKCASE
5) 1 COMPUTER DESK
6) 1 TELEPHONE
7) 1 FAX MACHINE
8) 1 FIRE SAFE
9) 1 MICROWAVE
10) 2 WALL PICTURES
11) 1 HP DESKJET 500 PRINTER
12) 1 DIGIVIEW MONITOR
13) 1 KEYBOARD
14) 1 MITAC HARD DRIVE

LEASING AREA

1) 1 DESK
2) 1 DESK CHAIR
3) 1 TWO DRAWER LATERAL FILE
4) 2 GUEST CHAIRS
5) 1 PRINT
6) 1 TYPEWRITER
7) 1 CALCULATOR
8) 1 TELEPHONE
9) 1 FILE CABINET
10) 1 GUEST TABLE
11) 4 GUEST CHAIRS

MAINTENANCE SHOP

1) 3 LADDERS
2) 2 DRAIN AUGERS
3) 1 APPLIANCE DOLLY
4) 1 UTILITY DOLLY
5) 1 RECOVERY UNIT
6) 1 25', 1/4" DRAIN AUGER
7) 1 TURBO TORCH HEAD
8) 2 RECOVERY TANKS
9) 1 BATTERY CHARGER
10) 1 GOLF CART
11) 1 REFRIGERATOR
12) 1 COMPRESSOR
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                             SALEM ARMS APARTMENTS
                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]






SIGN IN FRONT
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                             SALEM ARMS APARTMENTS
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                                   [PICTURE]



BUILDING STYLE
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



ROOF
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]




NO GUTTERS ON BUILDING
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                             SALEM ARMS APARTMENTS
                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



EXTERIOR A/C UNITS
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]




INTERIOR AIR HANDLER
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]




INTERIOR PLUMBING AND GARBAGE DISPOSAL
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



WATER HEATER
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



ELECTRIC PANEL BOX
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



PREVIOUS REPAIRS TO BRICK SIDING
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



INTERIOR STAIRWELLS
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]




EXTERIOR STAIRWELL AND LANDING
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                                   [PICTURE]



EXTERIOR STAIRWELL LANDING
NOTE: METAL RAILING DISCONNECTED FROM BUILDING
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



WOOD FENCE DAMAGE
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                                   [PICTURE]



SIDEWALK
NOTE: TRIP HAZARD
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                                   [PICTURE]



DRAINAGE
NOTE: MISSING BRICKS AROUND DRAIN
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



EXTERIOR LIGHTING
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                                   [PICTURE]




SECURITY LIGHT
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                                   [PICTURE]




LANDSCAPING
NOTE: TREE ON ROOF
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                                   [PICTURE]



LANDSCAPING
NOTE: BRICK TRIM DAMAGED AND MISSING
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]




LANDSCAPING
NOTE: DRY AREA
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                                   [PICTURE]




RETAINING WALL
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                                   [PICTURE]





POOL AREA
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]



POOL PUMP AND FILTERS
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                                   [PICTURE]





TENNIS COURT
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                                   [PICTURE]



PLAYGROUND
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                      2243 ROSIER ROAD, AUGUSTA, GA. 30906







                                   [PICTURE]





CHAIN LINK FENCE
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                                   [PICTURE]




MAINTENANCE SHOP
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                                  [SITE PLAN]